UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2022

ELLINGTON FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address and zip code of principal executive offices)
Registrant's telephone number, including area code: (203) 698-1200
Not Applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	EFC	The New York Stock Exchange
6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	EFC PR A	The New York Stock Exchange
6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock	EFC PR B	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement.
On March 31, 2022, certain subsidiaries (the "Issuers") of Ellington Financial Inc. (the “Company”), issued $210.0 million aggregate principal amount of 5.875% unsecured senior notes due 2027 (the “Notes”) under an indenture, dated as of March 31, 2022 (the “Indenture”), between the Issuers, the Company and Wilmington Trust, National Association, as trustee. The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act or to institutional accredited investors under Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) (where for (13), only family clients that are institutions) under the Securities Act.  The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.
The Company expects to use the net proceeds from the offering to redeem all of the outstanding 5.50% senior unsecured notes due 2022 (the “2022 Notes”), to finance a previously announced acquisition, and for working capital and general corporate purposes.
The Notes are senior unsecured obligations of the Issuers and will mature on April 1, 2027.  The Notes bear interest at a rate of 5.875% per year, subject to adjustment from time to time based on changes in the ratings of the Notes as described in the Indenture.  Interest on the Notes will be paid semi-annually in arrears on each April 1 and October 1, commencing October 1, 2022, to the persons who are holders of record of the Notes on the preceding March 15 and September 15, respectively. The Notes are fully and unconditionally guaranteed (the "Parent Guarantee") by the Company.
The following is a brief description of the terms of the Notes and the Indenture.
Ranking
The Notes will be:
• pari passu in right of payment with all of the Issuers' senior unsecured indebtedness;
•effectively subordinated in right of payment to all of Issuers' and their subsidiaries secured indebtedness to the extent of the value of the assets securing such indebtedness;
•senior in right of payment to any of the Issuers' future subordinated indebtedness; and
•structurally subordinated in right of payment to all indebtedness and other liabilities and any preferred equity of the Company's subsidiaries (other than the Issuers).
The Company’s obligation under the Parent Guarantee with respect to the Notes is subordinated to the Company’s secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and such obligation is structurally subordinated to the indebtedness and other liabilities and preferred equity of the Company’s subsidiaries other than the Issuers.
Optional Redemption
Prior to April 1, 2024, the Issuers may redeem all or part of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, and accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.
On and after April 1, 2024, the Issuers may redeem all or part of the Notes at any time and from time to time at the redemption prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on of the years indicated below:

Redemption date	Call Price
April 1, 2024 to but excluding April 1, 2025	102.9375%
April 1, 2025 to but excluding April 1, 2026	101.46875%
April 1, 2026 and thereafter	100.000%
Change of Control
If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of Notes will have the right to require the Issuers to purchase all or any part of the holder’s outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued but unpaid interest, if any, up to but excluding the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have exercised their right to redeem the Notes as described above under “—Optional Redemption.”
Covenants
The Indenture contains covenants that, among other things:
•require that the Company maintain a ratio of Consolidated Recourse Indebtedness to Net Asset Value (as defined in the Indenture) equal to or less than a specified threshold;
•maintain a minimum Net Asset Value (as defined in the Indenture);
•require that the Company maintain a ratio of Consolidated Unencumbered Assets (as defined in the Indenture) to the aggregate principal amount of the outstanding Notes at or above a specified threshold; and
•impose certain requirements in order for the Company or the Issuers to merge or consolidate with another person.
Events of Default
The Indenture also provides for Events of Default which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.
The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.
Item 8.01.  Other Events.
On March 31, 2022, the Company issued a press release announcing the closing of the private offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.
The press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Indenture, dated as of March 31, 2022, among the Issuers, Ellington Financial Inc. and Wilmington Trust, National Association, as trustee
4.2	Form of the Issuers' 5.875% Senior Notes due 2027 (included in Exhibit 4.1).
99.1	Press Release dated March 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELLINGTON FINANCIAL INC.

Date:	March 31, 2022	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer